Exhibit 99.1

Alberton Acquisition Corporation Announced Cash Contribution in connection with the Extension

New York, October 9, 2020 --Alberton Acquisition Corporation (NASDAQ: ALAC, the “Company”) today announced that in light of the upcoming special shareholder meeting to be held on October 26, 2020, if the shareholders approves the proposal to extend the date by which the Company must complete its initial business combination from October 26, 2020 to April 26, 2021 or such earlier date as determined by the board (the “Extension”), for each public share that is not redeemed by the Company’s shareholders in connection with the Extension (collectively, the “Remaining Shares”, each, a “Remaining Share”), for each monthly period, or portion thereof during the Extension, it will deposit $0.05 per share per month into the trust account as additional interest on the proceeds in the trust account Extension, based on a commitment from its sponsor (the “Cash Contribution”).

As the date of this release, the Company has deposited the committed cash contribution in the full amount to the trust account in connection with its first extension. The per-share pro rata portion of the trust account on September 18, 2020 (the “Record Date”) after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the meeting) was approximately $10.73. If the Extension is approved and the Company takes full six months to complete its initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $11.03, in comparison to the current redemption amount of $10.73 (solely based on redemption price as of the current Record Date).

About ALAC

ALAC is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. ALAC’s efforts to identify a target business have not been limited to a particular industry or geographic region.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect ALAC management's current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of ALAC’s Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, ALAC disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contacts

Alberton Acquisition Corp.

Kevin Liu

Email: kevinliu@albertoncorp.com